UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OR CERTAIN OFFICERS

Clarke Amended and Restated Employment Agreement

On April 22, 2016, Navistar International Corporation (the “Company”) entered into an Amended and Restated Employment and Services Agreement (the “Agreement”) with the Company’s President and Chief Executive Officer, Troy A. Clarke. The Agreement replaces Mr. Clarke’s Employment and Services Agreement with the Company dated April 22, 2013, which expired on April 14, 2016. The following is a description of the material terms of the Agreement, which description is qualified by reference to a copy of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Term of Employment. The employment of Mr. Clarke under the Agreement commenced on April 22, 2016 (the “Effective Date”) and will end on the second anniversary of the Effective Date, unless it is terminated earlier by the Company or by Mr. Clarke, as more fully described below (the “Service Term”).

Duties and Scope of Employment. Under the terms of the Agreement, Mr. Clarke will continue to serve as Chief Executive Officer and President of the Company, reporting exclusively to the Company’s Board of Directors (“Board”), and will have the status of the highest ranking executive officer of the Company. In addition, the Company will continue to nominate Mr. Clarke as a candidate for election as a director by the stockholders at each annual meeting held during the Service Term. During the Service Term, Mr. Clarke has agreed not to engage, without prior approval of the Non-Executive Chairman of the Board (or, if there is no Non-Executive Chairman of the Board, the Lead Director), in any other employment, occupation or consulting activity, except that, without such approval, Mr. Clarke may serve in any capacity with any civic, educational or charitable organization, participate in industry affairs and manage his and his family’s personal passive investments, provided that such services do not materially interfere with his obligations to the Company.

Compensation. Mr. Clarke’s compensation under the Agreement consists of the following:

•	Base Salary. An initial annual base salary of $1,000,000, which will be reviewed by the Board at least annually and may increase (but not decrease) from the level in effect immediately prior to such review.

•	Annual Incentive. Continued participation in the Company’s Annual Incentive Plan for each fiscal year ending during the Service Term under which he will be eligible to earn an annual incentive bonus based upon the attainment of performance goals to be established by the Board, with, for each fiscal year, a target annual incentive award equal to 125% of his base salary and a maximum annual incentive award equal to two times the target annual incentive award.

•	Long-Term Incentive. During the Service Term, Mr. Clarke will be eligible to participate in any long-term incentive program as may be adopted by the Company on terms and conditions determined by the Board in its sole discretion. For the 2016 fiscal year, Mr. Clarke will be granted long-term incentive awards on the Effective Date in the form of (i) an award of 139,366 stock-settled restricted stock units and (ii) a performance-based restricted cash unit award with a target amount of $2,500,000, in each case subject to the terms and conditions of the Company’s 2013 Performance Incentive Plan (or any successor plan) and applicable award agreements in the form that applies to other senior executives’ 2016 long-term incentive awards generally (including with respect to performance goals).

•	Employee Benefits and Perquisites. Eligibility to participate in accordance with the terms of all Company employee benefit plans, policies, perquisites and arrangements that are applicable to other senior executive officers of the Company, as such plans, policies, perquisites and arrangements may exist from time to time during the period that Mr. Clarke is employed as Chief Executive Officer.

Termination and Severance. Mr. Clarke’s employment and service relationship with the Company may be terminated at any time: (i) by the Company with or without Cause (as defined by the Agreement), or (ii) by Mr. Clarke due to Constructive Termination (as defined by the Agreement), in either case in accordance with the procedures set forth in the Agreement.

•	Terminations Other Than Without Cause or a Constructive Termination. If Mr. Clarke’s employment and service with the Company terminates for any reason other than due to a termination by the Company without Cause or by Mr. Clarke due to Constructive Termination, including death or disability, Mr. Clarke will be entitled to: (i) any unpaid base salary, (ii) any unpaid, but earned, annual incentive for any completed fiscal year, (iii) pay for accrued but unused vacation, (iv) any benefits or compensation as provided under the terms of the employee benefit and compensation agreements and plans that are then vested, including those that vest as a consequence of the termination of employment, and (v) reimbursement for unreimbursed business expenses (collectively, “Accrued Obligations”).

•	Terminations Without Cause or a Constructive Termination (Other Than In Connection With a Change of Control). If Mr. Clarke’s employment and service with the Company is terminated either: (i) by the Company without Cause, or (ii) by Mr. Clarke due to Constructive Termination, other than in connection with a Change in Control (as defined by the Agreement) of the Company, then, subject to his execution of a release in a commercially reasonable form acceptable to the Company (a “Release”), Mr. Clarke, in addition to Accrued Obligations, will also be entitled to: (i) a lump sum severance payment equal to 200% of the sum of his then base salary and target annual incentive, and (ii) a lump sum payment of a pro rata portion (based on the full number of months of employment during the fiscal year) of the actual annual incentive that would have been payable under the Company’s Annual Incentive Plan for the fiscal year in which the termination occurred based on actual performance. In addition, Mr. Clarke will be entitled to: (i) continued healthcare coverage for twenty-four months; (ii) continued life insurance coverage for twenty-four months, (iii) Company-paid outplacement services, (iv) retention of any remaining flexible perquisite allowance paid at or before the date of termination, (v) any post-retirement health and life insurance benefits due upon termination pursuant to or in accordance with Company-sponsored benefit plans, programs or policies, and (vi) Company-paid tax counseling and tax forms preparation services up to and including the taxable year in which the termination occurred (collectively, “Additional Benefits”). All stock options, restricted stock or other equity-based awards will be governed by the respective plans and agreements pursuant to which they were granted.

•	Terminations Without Cause or a Constructive Termination In Connection With a Change of Control. If Mr. Clarke’s employment and service with the Company is terminated: (i) by the Company without Cause, or (ii) by Mr. Clarke due to Constructive Termination, in either case during the twenty-four months after the date of the then-most recent Change in Control, or during the 90 days preceding a Change in Control if his employment and service with the Company is terminated by the Company without Cause in contemplation of such Change in Control, then, subject to his execution of a Release, Mr. Clarke, in addition to Accrued Obligations, will be entitled to: (i) a lump sum severance payment equal to 200% of the sum of his then base salary and target annual incentive, (ii) a lump sum payment of a pro rata portion (based on the full number of months of employment during the fiscal year) of his target annual incentive under the Company’s Annual Incentive Plan for the fiscal year in which the termination occurred, and (iii) the Additional Benefits. All stock options, restricted stock or other equity-based awards will be governed by the respective plans and agreements pursuant to which they were granted.

Limitation on Payments. If any payment or benefit received or to be received by Mr. Clarke under the Agreement or under any other plan, arrangement or agreement, including payment or benefit received in connection with a Change in Control or a termination of employment (collectively, the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), then the payments to which Mr. Clarke otherwise is entitled will be reduced to the extent necessary so that no portion of the Total Payments will be subject to the Excise Tax, but only if the net after-tax amount of such Total Payments, as so reduced, is greater than or equal to the net after-tax (including the excise tax) amount of such Total Payments without such reduction.

Restrictive Covenants. The Agreement contains covenants of Mr. Clarke with regard to the non-disclosure of confidentiality information while employed and for an unlimited period thereafter, and with regard to non-disparagement, non-competition, non-solicitation and cooperation while employed and for a period of twenty-four months following a termination.

Indemnification. Under the Agreement, Mr. Clarke will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation and Bylaws, subject to applicable law, including coverage, if applicable, under any directors and officers insurance policies maintained by the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Employment and Services Agreement, dated April 22, 2016, among Navistar International Corporation, Navistar, Inc. and Troy A. Clarke.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2015. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ CURT A. KRAMER
Name: Title:	Curt A. Kramer Corporate Secretary

Dated: April 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment and Services Agreement, dated April 22, 2016, among Navistar International Corporation, Navistar, Inc. and Troy A. Clarke.

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